EXHIBIT 10:    Commercial Lease.




                      COMMERCIAL LEASE


This lease is made between Paul Heglin of 2025 W. Clear View
Lane,  Prescott,  Arizona 86303 herein  called  Lessor,  and
Ginseng  Forest  Inc.  of  3812 N.  Gallatin  Street,  Mesa,
Arizona 85215 herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated in the City of Prescott, County of Yavapai, State of Arizona described as one quarter of an acre of timberland located at 2025 W. Clear View Lane, Prescott, Arizona 86303 upon the following TERMS and CONDITIONS:

1. Term and Rent. Lessor demises the above premises for a term of one year, commencing September 15, 2002 and terminating on August 31, 2003, or sooner as provided herein at the annual rental of One Thousand Five Hundred Dollars ($1,500.00), payable in one payment prior to the beginning of the lease. Rental payment shall be made to Lessor, at the address specified above.

2. Use. Lessee shall use the premises to test the growth of wild forest grown Ginseng Herb. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair unless otherwise indicated herein.

4.  Alterations.  Lessee shall not, without first  obtaining
the   written  consent  of  Lessor,  make  any  alterations,
additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign the lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessor only, and Lessor shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

8. Entry and Inspection. Lessor can enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at anytime within sixty (60) days prior to the expiration of the lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 15 days of the commencement of the term hereof.

10. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof; but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

11. Tax. Lessor is solely responsible for all current tax's and any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate of valuation.

12. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

13. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

14. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

15. Option to Renew. Provided tint Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 12 months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term. The annual rental shall be the sum of $1,500.00. The option shall be exercised by written notice given to Lessor not less than 30 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

16. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

17. Radon Gas Disclosure. As required by law, (Landlord) makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have not been found in buildings.

18. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof.




          Signed this 15 day of September, 2002



By:  /s/ Paul Heglin  .  Lessor   By:  /s/ Harold W. Sciotto  .  Lessee
   --------------------              --------------------------
Paul Heglin                       Ginseng Forest Inc.
Owner/Landord                     Harold W. Sciotto
                                  President